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Company has "adequately addressed" the FDA's previous concerns by removing product hold time from the administration instructions and provided additional information on how to characterize emesis in the Company's NDA submission.

Regarding mouth conditions, the FDA recommended administering Anaphylm after oral exposure to a known allergen and assessing PK performance thereunder. The Company will execute this study in the second quarter of 2024. This study will replace the Company's previously planned angioedema study.

The FDA noted that substantial progress had been made in the Anaphylm clinical development program and did not outline any new clinical development requirements. As expected, the FDA reiterated that, as with other epinephrine programs under development, concentrations of epinephrine above known EpiPen levels must be justified from a safety perspective, and PK sustainability remains a focus. Furthermore, the FDA recommended that Aquestive begin its pediatric study after completion of the remaining adult studies. The Company is aligned with this recommendation from the FDA. The FDA reserved judgement on the sufficiency of the Anaphylm clinical development program until completion of ongoing and planned studies, the results of which are expected to be presented at the pre-NDA meeting.

Table 1 provides an updated view on the expected clinical study dates.

**Table 1: Anaphylm Clinical Study Timeline Status**

| Anticipated Timing | Pivotal PK Studies | Supportive PK Studies | FDA Meetings / Actions |
|---|---|---|---|
| Completed | Phase 3 PK Study<br>Repeat Dose PK Study | | Type C Meeting |
| Q1 2024 | | Temperature PK Study | |
| Q2 2024 | | Self-administration PK Study<br>Allergen PK Study | |
| Q3 2024 | Pediatric PK Study | | |
| H2 2024 | | | Pre-NDA Meeting |

The next anticipated meeting with the FDA is the pre-NDA meeting targeted for the second half of 2024. Aquestive's goal is to file the

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